EXHIBIT 5.1

February 10, 2015

YuMe, Inc.

1204 Middlefield Road

Redwood City, CA 94063

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (“Registration Statement”) to be filed by YuMe, Inc., a Delaware corporation (“Company”), with the Securities and Exchange Commission (“Commission”) on or about February 10, 2015 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,983,979 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to issuance by the Company pursuant to (i) awards to be granted under the Company’s 2013 Equity Incentive Plan and (ii) purchase rights to be granted under the Company’s 2013 Employee Stock Purchase Plan. The plans referred to in clauses (i) and (ii) in the preceding sentence are collectively referred to in this letter as the “Plans.” At your request we are providing this letter to express our opinion on certain matters regarding the Company and the Shares as stated in the numbered paragraphs immediately following the paragraph captioned “Opinions” below (the “Opinions”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of those documents expressly described on Annex A attached hereto (collectively, the “Reviewed Documents”). Capitalized terms defined in the body of this letter shall have the same meaning when used in Annex A and capitalized terms used but not defined in this letter will have the meaning given to such terms on Annex A.

In our examination of documents for purposes of rendering this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We have also assumed that the certificates representing the Shares, if any, will be, when issued, properly signed by authorized officers or the Company or their agents. Furthermore, to the extent that the Company issues any uncertificated capital stock, we assume that the issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register the transfer of the Shares to the purchasers of such Shares on the Company’s record of uncertificated securities.

YuMe, Inc.

February 10, 2015

As to matters of fact relevant to this opinion, we have relied upon our examination of the Reviewed Documents and have assumed the current accuracy and completeness of the information obtained from the Reviewed Documents and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law in effect as of the date hereof. In rendering the Opinions below, we are opining only with respect to the specific legal issues expressly set forth in such Opinions, and we render no opinion, whether by implication, inference or otherwise, as to any other matter or matters.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

Opinions. Based upon and subject to the foregoing, we are of the following opinion:

(1)     The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

(2)     The 1,983,979 Shares of Common Stock that may be issued and sold by the Company pursuant to the Plans, consisting of (a) awards granted and to be granted under the Company’s 2013 Equity Incentive Plan and (b) purchase rights to be granted under the Company’s 2013 Employee Stock Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan and applicable Plan Agreements, if any, to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, and in accordance with the resolutions adopted by the Company’s Board of Directors, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

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YuMe, Inc.

February 10, 2015

This opinion is intended solely for use in connection with issuance and sale of the Shares of Common Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered on, and speaks only as of, the date of this letter first written above and is based solely on our understanding of facts in existence as of such date. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not it would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP

Attachment

Annex 1: Reviewed Documents

ANNEX A

Reviewed Documents

1)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

2)

The Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on August 12, 2013 and certified by the Delaware Secretary of State on August 12, 2013 (“Restated Certificate”);

3)	The Company’s Amended and Restated Bylaws (“Restated Bylaws”) certified to us by the Company as being the currently effective Bylaws of the Company;

4)	The Prospectuses prepared in connection with the Registration Statement;

5)

The Plans and related forms of agreements used in connection with the Plans in the forms attached as exhibits 10.2, 10.3 and 10.4 to the Registration Statement on Form S-1 filed by the Company with the Commission on July 2, 2013, as amended on July 25, 2013, July 26, 2013, and August 2, 2013 the Form S-1, pursuant to which the Shares will be issued (such agreements, the “Plan Agreements”);

6)

The minutes of meetings, actions by written consent and written approvals of the Company’s Board of Directors (“Board”) and stockholders (“Stockholders”) at which, or pursuant to which the Restated Certificate, the Bylaws, the Plans, the approval of the filing of the Registration Statement and the sale and issuance of the Shares pursuant to the Plans and the Registration Statement were approved or adopted;

7)

A Certificate of Good Standing issued by the Delaware Secretary of State dated February 6, 2015, together with a verbal bringdown from the Delaware Secretary of State on February 10, 2015, stating that the Company is in good standing under the laws of the State of Delaware (together, “Certificate of Good Standing”);

8)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations; and

9)

The stock records for the Company that the Company has provided to us (consisting of a list of the stockholders, optionholders and warrantholders of the Company that was prepared by the Company and provided to us as of February 9, 2015 and a list of any outstanding options, warrants or other rights to purchase the Company’s capital stock, and verifying the number of such issued and outstanding securities (collectively, “Stock Records”), and the representation by the Company that there have been no changes to such Stock Records as of the date hereof, and a certificate of Continental Stock Transfer & Trust, the Company’s transfer agent, dated February 9, 2015 regarding the Company’s outstanding shares of Common Stock as of February 9, 2015).